Exhibit 10.2

4 June 2019

Asia Cornerstone Asset Management Limited

Unit 1914, 19th Floor, Miramar Tower

132 Nathan Road

Tsim Sha Tsui, Kowloon

HONG KONG

Attention: Marcus Liew

By email: mi@marcusliew.com

Dear Sirs

SUBSCRIPTION AGREEMENT - VARIATION

We refer to the Subscription Agreement dated 11 February 2019 between MyFiziq Limited (ACN 602 111 115) and Asia Cornerstone Asset Management Limited (a company incorporated in Hong Kong) (Subscription Agreement).

Defined terms in this variation agreement (Variation Agreement) have the same meaning as given in the Subscription Agreement.

By execution of this Variation Agreement, the Parties agree to vary the Subscription Agreement by:

1.	in the definition of Subscription Shares in clause 1.1, deleting the number “10,000,000” and replacing it with the number “8,666,667”; and

2.	deleting clause 2.1 in its entirety and replacing it with the following:

2.1	Subscription and issue

(a)	Subject to the terms and conditions of this agreement, the Investor agrees to subscribe for, and the Company agrees to allot and issue to the Investor (or its nominees), the Subscription Shares in the following tranches:

(i)	(Tranche 1): on 25 February 2019, 2,000,000 Subscription Shares to be subscribed at the Subscription Price;

(ii)	(Tranche 2): on 8 April 2019, 1,666,667 Subscription Shares to be issued at the Subscription Price;

(iii)	(Tranche 3): on 20 May 2019, 833,333 Subscription Shares to be issued at the Subscription Price;

(iv)	(Tranche 3A): on 14 June, 833,333 Subscription Shares to be issued at the Subscription Price;

MyFiziq Limited

ACN 602 111 115

Postal Address: PO Box 190, South Perth WA 6951

Email: admin@myfiziq.com

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(v)	(Tranche 4): on 1 August 2019, 833,333 Subscription Shares to be issued at the Subscription Price;

(vi)	(Tranche 4A): on 15 September 2019, 833,333 Subscription Shares to be issued at the Subscription Price;

(vii)	(Tranche 5): on 12 November 2019, 833,334 Subscription Shares to be issued at the Subscription Price; and

(viii)	(Tranche 5A6): on 15 December 2019, 833,334 Subscription Shares to be issued at the Subscription Price,

(together, Tranches).

Other than as varied by this Variation Agreement, the terms and conditions of the Subscription Agreement remain in full force and effect.

This Variation Agreement shall be governed by and construed in accordance with the law from time to time in the State of Western Australia and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Western Australia and the courts which hear appeals therefrom.

This Variation Agreement may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

Please record your agreement to the above variation by executing this Variation Agreement where indicated below.

Yours faithfully

Vlado Bosanac CEO / Co-Founder, for and on behalf of MyFiziq Limited

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Executed as a deed.

EXECUTED AS A DEED BY MYFIZIQ LIMITED	)
ACN 602 111 115)
in accordance with section 127 of the	)
Corporations Act 2001 (Cth):	)

Signature of director

Vlado Bosanac
Chief Executive Officer

SIGNED, SEALED AND DELIVERED BY
ASIA CORNERSTONE ASSET MANAGEMENT	)
LIMITED	)
in accordance with its constituent	)
documents and place of incorporation:	)

/s/ Marcus Liew
Director

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